As filed with the Securities and Exchange Commission on January 25, 1996

                                                    Registration No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   Isco, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nebraska                                      47-0461807
-------------------------------             -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)

                  4700 Superior Street, Lincoln, Nebraska 68504
               ---------------------------------------------------
               (Address of Principal Executive Offices) (ZIP Code)

                      Directors' Deferred Compensation Plan
                  --------------------------------------------
                  (Full title of the plan or written contract)

                                Philip M. Wittig
                  4700 Superior Street, Lincoln, Nebraska 68504
                  ---------------------------------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (402)464-0231

Approximate date of proposed commencement of sales pursuant to the plan: as soon as practicable after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                    Proposed       Proposed
   Title of                          maximum        maximum
  securities           Amount       offering       aggregate        Amount of
     to be              to be          price       offering       registration
  registered         registered     per share        price               fee
-------------------------------------------------------------------------------
 Common Stock      50,000 shares       $9.44       $472,000           $162.76
$.10 par value
-------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of Isco, Inc. Common Stock on January 18, 1996, as reported on the National Association of Securities Dealers Automated Quotations system.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Isco, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended July 28, 1995, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) A description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The provision regarding indemnification of directors and officers is found in the Bylaws of the Company which are incorporated by reference to Exhibit 3(ii) to the Form 10-K filed by the Company in 1995.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     Exhibit
     Number    Exhibit
     ------    --------

      4.1 Articles of Incorporation, as amended and restated through July 26, 1985 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 2-99303 (the "Form S-1"))

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Form 10-K filed by the Company in 1995)

     5         Opinion of Counsel

     23.1      Independent Auditors Consent

     23.2      Consent of Counsel (included in Exhibit 5)

     99        Director's Deferred Stock Compensation Plan

ITEM 9.   UNDERTAKINGS

     (a)  Rule 415 Offering.  The undersigned registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

              (iii) Include any additional or changed material information on the plan of distribution;

     PROVIDED, HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that it is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
          Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Request for acceleration of effective date or filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska on January 18, 1996.

                         Isco, Inc.


                         BY: /s/ Philip M. Wittig
                             ----------------------------------------------
                              Philip M. Wittig, Treasurer, Chief
                              Financial Officer, and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                Title                                Date
          ---------                -----                                ----

/s/ Robert W. Allington        Chairman, Chief Executive               1/18/96
--------------------------
    Robert W. Allington          Officer, and Director


/s/ Douglas M. Grant           President, Chief Operating              1/18/96
--------------------------
    Douglas M. Grant             Officer, and Director


/s/ Dale L. Young              Secretary and Director                  1/18/96
--------------------------
    Dale L. Young


/s/ Robert B. Harris           Director                                1/18/96
--------------------------
    Robert B. Harris


/s/ James L. Linderholm        Director                                1/18/96
--------------------------
    James L. Linderholm


                               Director
--------------------------
    Harris Wagenseil